     As filed with the Securities and Exchange Commission on March 14, 1997

                                             REGISTRATION  NO. 333-
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         GUNDLE/SLT ENVIRONMENTAL, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                     22-2731074
  (State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)                Identification Number)


                                19103 GUNDLE ROAD
                              HOUSTON, TEXAS 77073
                                 (281) 443-8564
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                         GUNDLE/SLT ENVIRONMENTAL, INC.
         1996 NONQUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                              (Full Title of Plan)

                                 ROGER J. KLATT
                         GUNDLE/SLT ENVIRONMENTAL, INC.
                                19103 GUNDLE ROAD
                            HOUSTON, TEXAS 77073-2370
                                 (281) 443-8564
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

                                 KATHY L. TEDORE
                             PORTER & HEDGES, L.L.P.
                            700 LOUISIANA, SUITE 3500
                              HOUSTON, TEXAS 77002
                                 (713) 226-0600
                             _______________________

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                  PROPOSED
                                                                   MAXIMUM               PROPOSED           AMOUNT OF
                                              AMOUNT TO           OFFERING           MAXIMUM AGGREGATE    REGISTRATION
                TITLE OF                  BE REGISTERED(1)        PRICE PER          OFFERING PRICE(2)         FEE
       SECURITIES TO BE REGISTERED                                SHARE(2)
----------------------------------------  -----------------  -------------------  ---------------------- ---------------
Common Stock, par value $.01 per share         100,000              $7.25                $725,000             $220
========================================================================================================================

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Gundle/SLT Environmental, Inc. 1996 Nonqualified Stock Option Plan for Non-Employee Directors (the "Plan").

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low price per share of Common Stock, as quoted on the New York Stock Exchange on March 11, 1997. Pursuant to Rule 457(h), the registration fee is calculated with respect to the maximum number of the registrant's securities issuable under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          Gundle/SLT Environmental, Inc., a Delaware corporation (the "Company"), hereby incorporates by reference into this registration statement (the "Registration Statement") the contents of its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission (the "Commission").

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Company will provide, without charge, each participant in the Company's 1996 Nonqualified Stock Option Plan for Non-Employee Directors (the "Plan"), on written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Company has authorized 30,000,000 shares of common stock, $.01 par value ("Common Stock"). Each share of Common Stock has one vote on all matters presented to the stockholders. Since the Common Stock does not have cumulative voting rights, the holders of more than 50% of the shares may, if they choose to do so, elect all of the directors and, in that event, the holders of the remaining shares will not be able to elect any directors. Subject to the rights and preferences of any preferred stock, $1.00 par value ("Preferred Stock"), which may be designated and issued, the holders of Common Stock are entitled to dividends when and as declared by the board of directors and are entitled on liquidation to all assets remaining after payment of liabilities. The Company is authorized to issue 1,000,000 shares of Preferred Stock, none of which is currently outstanding. The Common Stock has no preemptive or other subscription rights. There are no conversion rights or sinking fund provisions with respect to the Common Stock.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

         In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was



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brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

         The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

         The Company's Restated Certificate of Incorporation and Amended and Restated Bylaws require the Company to indemnify the Company's directors to the fullest extent authorized by the DGCL or any other applicable law in effect, and to implement such provisions the Company has entered into contractual indemnity agreements with its directors and executive officers. The Company's Amended and Restated Certificate of Incorporation limits the personal liability of a director to the Company or its stockholders to damages for breach of the director's fiduciary duty.

         The Company has purchased insurance on behalf of its directors and officers against certain liabilities which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the Company, or that may arise out of their status as directors or officers of the Company, including liabilities under the federal and state securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


   4.1 The Company's 1996 Nonqualified Stock Option Plan for Non-Employee Directors

   5.1  Opinion of Porter & Hedges, L.L.P.

  23.1  Consent of Ernst & Young LLP.

  23.2  Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)

  24.1  Power of Attorney (included on the signature page hereto)

ITEM 9.  UNDERTAKINGS.

         A.       Undertaking to Update

                  The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:




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                                    (i)  To include any prospectus required by
                           section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.       Undertaking With Respect to Documents Incorporated by
                  Reference

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.       Undertaking with Respect to Delivery of Documents

                           (1) The undersigned registrant hereby undertakes to
                  deliver or cause to be delivered with the documents constituting the prospectus to each participant to whom such prospectus is sent or given, a copy of the registrant's annual report to stockholders for its last fiscal year, unless such participant otherwise has received a copy of such report in which case the registrant shall state in such prospectus that it will promptly furnish, without charge, a copy of such report on written request of the participant.




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



                           (2) The undersigned registrant hereby undertakes to
                  transmit or cause to be transmitted to all participants who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

         D.       Undertaking With Respect to Indemnification

                           Insofar as indemnification for liabilities arising
                  under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.







                            [SIGNATURE PAGE FOLLOWS]




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                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors and officers of Gundle/SLT Environmental, Inc., do hereby constitute and appoint William P. Reid and Roger J. Klatt, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Commission, in connection with the filing of this Registration Statement, including specifically without limitation, power and authority to sign for any of us, in our names in the capacities indicated below, any and all amendments hereto; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 14, 1997.

                                      GUNDLE/SLT ENVIRONMENTAL, INC.

                                       By: /s/ William P. Reid
                                          _____________________________________
                                          William P. Reid,
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 14, 1997.


          SIGNATURE                                    TITLE
          ---------                                    -----

_______________________________                Chairman of the Board
        Samir T. Badawi

    /s/ William P. Reid                         Director, President
_______________________________             and Chief Executive Officer
        William P. Reid                    (Principal Executive Officer)


      /s/ Roger J. Klatt                       Senior Vice President
_______________________________            and Chief Financial Officer
        Roger J. Klatt              (Principal Financial and Accounting Officer)


_______________________________                      Director
       Ahmed Y. Khalawi


   /s/ T. William Porter                             Director
_______________________________
     T. William Porter


      /s/ Hugh L. Rice                               Director
_______________________________
        Hugh L. Rice

   /s/ Brian D. Young
_______________________________                      Director
       Brian D. Young


     /s/ James R. Burke
_______________________________                      Director
       James R. Burke




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


                                INDEX TO EXHIBITS



     Exhibit                         Description
     -------                         -----------

       4.1 The Company's 1996 Nonqualified Stock Option Plan for Non-Employee Directors

       5.1         Opinion of Porter & Hedges, L.L.P.

       23.1        Consent of Ernst & Young LLP.

       23.2        Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)

       24.1        Power of Attorney (included on the signature page hereto)